                                 SAMPLE COPY

SECTION A.  AGENT CONTRACT -- GENERAL PROVISIONS

Effective ___________________, 19__ Lincoln National Life Insurance Company, LNC Equity Sales Corporation and Lincoln National Health and Casualty Insurance Company, all of Fort Wayne, Indiana, and any other Lincoln National companies made a party to this contract by future supplement (hereinafter "Lincoln National") appoint

________________________________________________________________________________
                                 Name of Agent

of (or incorporated under the laws of __________________________________________
                                                 City, State or State

as an Agent or Corporate Agent and/or as a Registered Representative (hereinafter "Agent").

The Agent shall solicit applications for Individual Life Insurance, Individual Disability Insurance, Individual Long Term Care, Group Insurance, Annuities and solicit subscriptions for securities offered by or through Lincoln National.

1.  Limitations on Appointment

This contract authorizes the Agent to solicit applications for those contracts or securities offered by the specific companies comprising Lincoln National only while properly licensed by and/or registered with the appropriate governmental agency or authority for that specific type of product or securities.

If the Agent is a corporation it is not authorized to solicit applications for Individual Annuities or any subscriptions or applications for any products registered as a security with the Securities and Exchange Commission (SEC). The Agent must have a letter of authorization or authorization card from the appropriate Lincoln National company for the particular type of security offered before soliciting subscriptions or applications for any SEC registered product.

2.  Limitations of Authority

The Agent agrees not to perform any of the following acts on behalf of Lincoln
National:

a.   incur any indebtedness or liability;

b. make, alter or discharge contracts or make or alter any securities or any prospectus or item of supplemental sales literature pertaining to any such securities;

c. initiate any legal action in any matter pertaining to Lincoln National's business without prior written consent of Lincoln National;

d.   change rates quoted by Lincoln National;

e.   extend the time for payment of any premium;

f.   waive payment in cash;

g.   guarantee dividends; or

h. receive or collect any monies for or on behalf of Lincoln National, except the initial premium as allowed by Lincoln National's rules on insurance or annuities solicited by the Agent necessary to put the policy in force.

The Agent hereby agrees not to perform any of the following acts:

i. submit to Lincoln National any application which Agent has not personally reviewed and believes to be accurate and complete;

j. hold himself/herself/itself out as an Agent of Lincoln National in any manner or for any other purpose than is expressly prescribed in this contract;

k. violate any federal or state statute, rule or regulation thereunder or rule of Lincoln National, respecting the sale of insurance, annuities or securities;




Rev. (2/94)
                                                                 Form 1185 - A-1

l.   withhold any monies or property of Lincoln National;

m. rebate or offer to rebate all or any part of a premium or deposit on an insurance or annuity contract issued or to be issued by Lincoln National;

n. induce or endeavor to induce any policyholder of Lincoln National to discontinue payment or premium or relinquish any policy or annuity contract unless the policyholder's interests are better served;

o. within a period of 90 days after termination of the Agent's appointment, induce or endeavor to induce any agent of Lincoln National to leave its service;

p. use any information acquired while a Registered Representative or Registered Principal in a manner adverse to the interests of Lincoln National or of the organizations for which Equity Sales shall act as the distributor of securities; or

q. use any form of advertising bearing Lincoln National's name, other than that furnished by Lincoln National, in negotiations, solicitations or advertising without such advertising being submitted to and approved by Lincoln National. The term "advertising" includes all forms of communication by any medium including, but not limited to, print, radio, television, billboards, direct mail, booklets, leaflets, business cards and stationery.

3.   Relationship of Parties

The Agent agrees to be governed in the performance of his/her/its duties by the terms and conditions of this contract, and by the rules established by Lincoln National. The services performed by the Agent are performed pursuant to this contract, and the contract provides that the individual will not be treated as an employee with respect to those services for tax purposes. The Agent shall be considered an independent contractor, except during periods of time when the Agent is party to a Subsidy Agreement with Lincoln National. While an independent contractor, the Agent reserves the right to exercise independent judgment as to the time, place and manner of soliciting applications for insurance, annuities and securities. No other provision of this contract nor any rule or regulation of Lincoln National shall be construed to abridge this right or create the relationship of employer and employee.

The Agent has no authority except as stated in this contract. No other authority may be implied from the authority expressly granted.

4.   Prior Contracts

Execution of this contract by the parties terminates all previous contracts held by the Agent with Lincoln National.

5.   Right to Withdraw

Lincoln National may at its discretion withdraw from the Agent the privilege of writing a particular type of policy contract or security.

Lincoln National may withdraw from any territory without liability to the Agent.

6.  Termination

The Agent or Lincoln National may terminate the Agent's appointment under this contract, with or without cause, by notice set by ordinary mail to the last known address of the other party. A resignation of the Agent tendered to any one of the companies a party to this contract will be assumed to be a termination of appointment with all companies a party to this contract unless otherwise specified.

Upon termination, the Agent shall immediately deliver to Lincoln National, or its representative, all rate manuals, policyholder record cards, application forms, letters, written correspondence with policyholders and representatives of Lincoln National, records, sales material, software, equipment and all other supplies and materials connected with, authorized or printed by and belonging to Lincoln National or any of its affiliates.

Termination of appointment as used in this contract shall mean termination of authority either through cancellation of the appropriate license or registration as required by this paragraph or through termination of this entire contract.

In the event of termination for misappropriation of funds, fraud, or for any reason based on action prohibited by the criminal laws of this jurisdiction in which the act is committed, all future commissions, including bonuses and service fees, shall be forfeited by Agent. Conviction is not a prerequisite to the forfeiture of commissions.



  Rev. (11/96)

A-2 - Form 1185

7. Solicitations of Applications for Variable Annuities and Subscriptions for Securities

a. The Agent expressly agrees to become familiar with all provisions of federal and state statutes, rules and regulations respecting the sale of annuities and securities and, periodically, to review such provisions.

b. The Agent may solicit applications for variable annuity contracts only while authorized to sell variable annuities in accordance with rules of Lincoln National and the laws of the state or other jurisdiction in which the Agent shall offer such contracts.

c. The Agent may solicit subscriptions for securities only while authorized to sell securities in accordance with the laws of the state (or states) in which the Agent will offer such securities.

d. The Agent may solicit applications for any product required to be registered with the Securities and Exchange Commission, including variable annuities and securities:

    1) Only after meeting all the requirements necessary to become registered with a self-regulatory association organized pursuant to Section 15(a) of the Securities Exchange Act of 1934 of which Lincoln National is a member; and

    2) Only while registered as a "Registered Representative" or "Registered Principal" of the Lincoln National company offering the registered product; and

    3) Only upon delivery to the offeree of a prospectus or offering circular required by federal and/or state securities laws.


e. The Agent expressly agrees to comply with such other rules and regulations as the Securities and Exchange Commission, any self-regulatory association of which Lincoln National may become a member or Lincoln National may establish at present or in the future under requirements of applicable federal or state law dealing with variable annuities or securities. The Agent agrees to submit to such supervision regarding the sales of variable annuities or securities as may be necessary to insure compliance with this contract. Such rules shall include, but not be limited to, the following:

    1) The Agent shall adhere to high standards of commercial honor and just and equitable principles of trade in the course of soliciting applications for variable annuities or subscriptions for securities;

    2) The Agent shall not use advertising media with regard to variable annuities and securities or supplemental sales material other than those approved by Lincoln National for such purposes;

    3) The Agent shall not use supplemental sales material other than those previously approved by Lincoln National.

f. The Agent shall fully explain the terms of any variable annuity or security and shall not make any untrue statement or fail to state any material fact to a prospective purchaser.

g. The Agent shall take steps to acquaint himself/herself/itself with prospective customers, including such inquiries as may be necessary to satisfy himself/herself/itself that the offering contemplated is not unsuitable having in view the customer's resources, investment objectives and other investments.

h. The Agent shall not make any agreement with any person for the repurchase or resale of a variable annuity or security, nor shall he/she/it directly or indirectly solicit, purchase or traffic in any variable annuity or security nor resort to "twisting" or "switching" of securities of any other company or of insurance policies.

8. Delivery of Policies or Annuity Contracts

The Agent shall not deliver any policy if changes have occurred in the health or in any other factor affecting the insurability of the proposed insured at the time of delivery and unless the first premium has been fully paid. Delivery of a policy after 60 days or delivery of an annuity contract after 10 days from and including the date of mailing by Lincoln National is not permitted unless the time for delivery has been extended by Lincoln National. Lincoln National reserves the right to charge to the Agent's commission account a late delivery fee or cancellation fee for violation of this provision.






Rev. (2/94)


                                                                 Form 1185 - A-3

9.   COMPENSATION

a. The basic compensation of the Agent shall be commissions payable at rates set forth in Sections B, C, and D of this contract that are in effect at the time of application for the policy. Such compensation shall be subject to the terms and conditions of this contract, Lincoln National's Rate Book and established rules of Lincoln National.

b. To be entitled to commissions the Agent's name must appear as Soliciting Agent on the application for the policy or annuity contract and the policy or annuity contract must have been fairly effected through the instrumentality of said Agent. In the case of the sale of a security, the Agent's name must appear as Registered Representative on the customer account and the Agent must have personally effected the sale and taken the application or subscription.

c. Commissions and/or service fees shall be paid to the Agent only after the appropriate premium or deposit has been paid in cash and accepted by Lincoln National.

d. No commission and/or service fee shall be payable on any premium paid in advance until the due date of the premium so paid in advance, and then only if Lincoln National retains such premium. No agent of record changes on Group Insurance shall be made retroactively.

e. Lincoln National shall have the right, at its discretion, to change the vesting provisions and rates in Sections B, C, and D of this contract in any manner and at any time for (1) policies, contracts or certificates; (2) increases on existing policies, contracts or certificates; (3) bonuses and
     (4) securities. Lincoln National may establish commission rates for new policies, annuity contracts or securities not scheduled in Sections B, C, or D of this contract.

     Any changes made under this provision will be made on a prospective basis. Any notification of changes may be by usual interoffice communication methods.

f. If Lincoln National returns a premium or deposit on a policy, annuity contract or security, for any reason whatsoever, the Agent shall repay to Lincoln National on demand any commission or service fee received on such premium or deposit.

g. Commissions and/or service fees on conversions, replacements, increases and step-rate premium increases, or exchanges shall be allowed in accordance with the rules of Lincoln National in force when the conversion, replacement, increase or exchange is effected.

h. Commissions and/or service fees on policies or annuity contracts reinstated after 90 days from the due date of the first premium in default are payable to the original Agent only if the policy or annuity contract is wholly reinstated through the efforts of the original Agent.

10.  After Death Commissions

If the Agent dies at a time when monies are payable under this contract, Lincoln National will pay such monies, as they accrue, to the surviving spouse of the Agent, and, at the death of said spouse, to the estate of said spouse. If the Agent dies leaving no spouse surviving, any monies payable under this contract shall be payable to the estate of the Agent.

11.  Indebtedness of Agent

Lincoln National shall have a first lien on all commissions and other compensation payable hereunder for any debt due from the Agent to Lincoln National, to any of its affiliates, to any other person or corporation acting on behalf of Lincoln National or any of its affiliates, or to any other company party to a Marketing Agreement with the Lincoln National Sales Corporation.

Such debt shall include loans and advances made to the Agent and charges made to the Agent's commission account. Such debt shall also include any actual expenses incurred and paid by Lincoln National as a result of Agent's breach of any of the terms in Section A, Paragraph 2 of this contract.

Lincoln National may at any time deduct from any monies payable under this contract and any supplement and/or amendment hereto, any such debt or debts due from the Agent, including interest on such debts. The lien shall not be eliminated by the termination of the Agent's appointment under this contract.

This provision shall not be construed in any way to limit any indebtedness of the Agent to the value of the commissions and other compensation payable under this contract. In the event of termination of the Agent's appointment, the unpaid balance of the Agent's indebtedness shall be immediately due and payable without demand or notice.


  Rev. (2/94)

A-4 - Form 1185

12. Accounting

Lincoln National shall provide to the Agent, on a monthly or otherwise regular basis, a statement setting forth commissions earned and payable to the Agent along with an accounting of changes to the Agent's commission account. Lincoln National reserves the right to establish a minimum balance which must be reached before a statement and check will be provided.

13. Assignments, Modifications

No modifications or amendments of this contract nor any assignment of commissions payable hereunder shall be valid unless approved in writing by an authorized officer of Lincoln National.

14. Severability

If any provision of this agreement is found to be illegal or otherwise unenforceable, the remainder of this agreement shall not be affected and shall remain fully enforceable.

15. Forbearance

Forbearance or neglect of Lincoln National to insist upon performance of this contract shall not constitute a waiver of its rights and privileges.


Rev. (2/94)
                                                                 Form 1185 - A-5

                                 SAMPLE COPY

Lincoln National                         Individual
----------------                         ----------

By:x                                     By:x
    --------------------------               --------------------------
       Assistant Secretary                              Agent


                                         ------------------------------
                                             Social Security Number

                                                       OR

                                         Corporate Agent
                                         ---------------

                                         ------------------------------
                                                Corporate Agent

                                         By:x
                                             --------------------------
                                                     President

                                         ------------------------------
                                           Tax Identification Number


Executed in Duplicate

The undersigned RCEO, on behalf of his
marketing organization, or PPGA
guarantees payment of any debt due
Lincoln National by the Agent and waives any requirement that Lincoln National first attempt to collect from the Agent.

By:
   -------------------------------
              RCEO/PPGA


Rev. (2/94)

A-6 - Form 1185

SECTION B. SPECIAL PROVISIONS BETWEEN LINCOLN NATIONAL LIFE INSURANCE COMPANY ("LNL") AND THE AGENT

1. Vesting

a.   Individual Life, Disability Income, and Long Term Care

     All first year and renewal commissions payable under these products are fully vested.

b.   Group Insurance

     First year commissions on all group insurance products shall be fully vested. Service fees shall be payable to the Agent, regardless of termination of appointment, if at the time the appropriate premium is paid, the Agent maintains, in the opinion of LNL, effective control over the continuance of the policy in force.

c.   Annuity Products

     1)   Annuity Contracts

          There is no vesting of commissions. Commissions or service fees for these contracts are payable only when contributions are received prior to termination of the appointment of the Agent.

     2)   Pension Investment Group Annuity Contracts

          There is no vesting of commissions. Commissions or service fees for these contracts are payable only when contributions are received prior to termination of the appointment of the Agent and subject to the other provisions of this contract.

2.   Death or Total Disability

a.   Prior to Age 70

     If the Agent dies or becomes and remains totally disabled prior to age 70, the following shall be payable:


     1)   Individual Life, Disability Income and           All service fees and
          Long Term Care Policies.                         renewal commissions through the 10th policy year.


     2)   Group Insurance.                                 All first policy year commissions.

     3)   Annuity Contracts (except Legacy)                All service fees through the 10th annuity contract or
                                                           certificate year.

     4)   Legacy Annuity Contracts                         All service fees through the 7th annuity contract or
                                                           certificate year.

     5)   Group Annuity Contracts issued by                All first year commissions.
          Pension Investment Department.

b.   At or After Age 70

     If the Agent dies or becomes and remains totally disabled at or after age 70, the following service fees and commissions shall be payable:



     1)   Individual Life, Disability Income and           All service fees and
          Long Term Care Policies.                         renewal commissions through the 10th policy year.

     2)   Group Insurance.                                 All first policy year
                                                           commissions.

     3)   Annuity Contracts                                All service fees
                                                           through the 5th annuity contract or
                                                           certificate year.

     4)   Group Annuity Contracts issued by                All first year commissions.
          Pension Investment Department.

     The term "total disabled" as used in this provision shall mean the complete inability of the Agent to engage in any or every occupation for a wage or profit for which the Agent is or becomes reasonably qualified by training, education or experience.



Rev. (10/95)                                                     Form 1185 - B-1

3. Compensation

a.   Individual Life, Disability Income and Long Term Care

     1)   Service Fees

          No service fees shall be payable after termination of the Agent's appointment, except as provided for in B(2)(a) or B(2)(b) above.

     2)   Universal Life

          I. Commissions will be earned on any net increase by original Agent only if the policy is increased through the efforts of original Agent. A net increase is defined as an increase in "Specified Amount" over the previous highest "Specified Amount." This definition may vary by product.

          II. No commissions will be paid on flat extras payable for less than 10 years.

          III. There will be a pro rata charge back on first year policy terminations or decreases to recover commissions.

          IV. When more than half of the percent of premium charge shown on the universal life policy schedule is either waived or matched by an immediate credit to the policy value, no commission or service fee is normally payable. If a commission or service fee is allowed in accordance with the rules in force at the time the premium is paid, the Agent shall repay to Lincoln National, on demand, any commission or service fee received on such premium if there is a withdrawal from, lapse of, or surrender of the universal life policy within 5 years of receipt of such premium.

     3)   Commission Schedule

          The Individual Life and Disability Income rates shall apply to policies issued for not less than Lincoln National's established minimum amount for the policy plan involved, except that with respect to insurance policies other than Universal Life issued at ages over 65 (age 55 for Nonparticipating Pension Whole Life) the first year commission shall not exceed in amount the first year commission for the same policy plan and amount issued at age 65 (age 55 for Nonparticipating Pension Whole Life).

          Renewal commissions only shall be payable on Disability Income policies for issue ages 61 and over.

          Commissions on term riders will be as set forth in the commission schedule, otherwise they will be paid at the rate prescribed for the policy to which the rider is attached.

          For conversion to Universal Life, exercised without evidence of insurability, of any term insurance which was originally issued by a company other than Lincoln National Life, the Commissionable Premium rate will apply only to the first $1,000,000 of Specified Amount for the Universal Life policy. The "Excess Premium" rate will be applied to any premiums received in excess of the Commissionable Premium corresponding to $1,000,000 of Specified Amount.


Rev. (10/95)

B-2 - Form 1185

Pages B-3 through B-21, which represent the schedules of upfront compensation for insurance products other than variable annuities have been omitted.

c.   Annuity Contracts - Old LNL annuities

     1) Individual Fixed Annuity (IFA), Individual Variable Annuity (IVA), Group Variable Annuity (GVA) - Except Variable Annuity Fund 3

          For each sale of a periodic payment contract a commission of 3% shall be paid on each deposit, excluding non-recurring lump sum deposits (see 3 I and 3 II below), as it is received under the contract during the first contract year. In second and subsequent contract years, service fees of 3% shall be paid on each deposit as it is received under the contract.

     2) Group Variable Annuity Fund 3 Contracts (not applicable to Pension Flexible Annuity Contract)

          For periodic payment GVA Fund 3 contracts, a first year commission shall be payable on the lesser of (i) the amount of annualized contributions expected to be received in the first contract year and expected to recur in subsequent contract years as stated on the application, or (ii) $5,000 at the rates shown below:


                        Age at Issue                    Rates
                        -------------------------------------
                        55 & under                        9%
                            56                            8
                            57                            7
                            58                            6
                            59                            5
                            60                            4
                        61 & over                         3

     3)   Single Payment Contracts or Contributions

          I. Variable Annuity Fund 3 (not applicable to the Pension Flexible Annuity Contract)

               For single payment deferred contracts or for single payment contributions under periodic payment contracts (those contributions which have been assessed a single payment load) a commission of 2% of the amount of the single payment contribution shall be paid. For single payment immediate contracts, a commission of 1 1/2% of the amount of the single payment contribution shall be paid.

          II.  Other Annuity Contracts

               For single payment contracts or for single payment contributions under periodic payment contracts (those contributions which have been assessed a single payment load under the load contract or which would be subject to a single payment surrender charge under the no front-end load contract), a commission equal to 1% of the single payment contribution shall be paid.

     4) Cash Flow Commissions on GVA Fund 3 (not applicable to the Pension Flexible Annuity Contract)

          I. A level commission at the rates itemized below shall be payable on the amount of contributions, excluding single payment contributions, in any certificate or contract year which is in excess of the amount of contributions on which the commission in paragraph b II above was paid. The level commission will be paid as contributions, in excess of the amount of contributions on which the commission in paragraph b II above was paid, are received and its rate will vary depending upon the load rate (sales and administrative expense charge) actually being assessed against those contributions according to the following:


                        Load Rate Charged          Commission Rate
                        -----------------------------------------
                             5.25%                      3.00%
                             4.25                       2.40
                             3.75                       2.10
                             3.25                       1.85
                             2.75                       1.60
                             2.25                       1.35

               This level commission is payable only on contributions received by Lincoln National prior to the termination of the appointment of the Agent.


  Rev. (1/94)

B-22 - Form 1185

     II. For contributions (other than single payment contributions) received in any certificate or contract year up to the amount of contributions on which the commission in paragraph b II was paid, a commission at the rate of 1% of such contributions shall be payable as such contributions are received. This cash flow commission is payable only on contributions received by Lincoln National prior to the termination of the appointment of the Agent.

     III. If a certificate or contract is cancelled, the commissions paid shall be charged back against the account of the Agent. If contributions cease during the first two years a certificate or an unallocated-type contract is in force, commissions paid under paragraph b II above shall be charged back against the account of the Agent, and a commission at the rate of 2% shall be payable on the amount of such contributions actually received in addition to the 1% commission already paid.

5)   Pension Flexible Annuity Contract


     ---------------------------------------------------------------------------
     Amount of Deposit
     Received in Initial and Any              Commission
     Subsequent Contract Years
     ---------------------------------------------------------------------------
     On the First          $   25,000              3.00%
     ---------------------------------------------------------------------------
     On the Excess over        25,000
     But not over              50,000              1.00
     ---------------------------------------------------------------------------
     On the Excess over        50,000
     But not over             100,000               .70
     ---------------------------------------------------------------------------
     On the Excess over       100,000
     But not over             500,000               .50
     ---------------------------------------------------------------------------
     On the Excess over       500,000
     But not over           1,000,000               .20
     ---------------------------------------------------------------------------
     On the Excess over     1,000,000               .10
     ---------------------------------------------------------------------------

6)   Honeymoon Clause

     Under all Fund A Contracts, excluding those used to fund Pension and Profit Sharing Plans, and all Fund B Contracts, the surrender value of the fixed portion of the contract or certificate is the greater of the fixed accumulated value or the fixed gross contributions. If a contract or certificate under such a contract is surrendered at a time when the fixed gross contributions exceed the fixed accumulated value, one-half of the excess of the fixed gross contributions over the fixed accumulated value shall be charged back against the account of the Agent. This chargeback shall be in addition to any other chargebacks provided for the contract.

7)   Selling Agents

     Where, in the judgment of Lincoln National, one or more agents has performed extraordinary services in the procurement, solicitation and/or servicing of a Group, Lincoln National may require other agents enrolling participants thereunder to share a specified portion of the commissions payable under this section with the agents who have performed such services. Such agents shall be referred to as "selling agents."

8)   Resumption of Contributions

     If a new agent is involved in the resumption of contributions from paid-up, terminated or cancelled Contracts, or after a participant changes employers, Lincoln National reserves the right to pay a portion or all future commissions/service fees to the new agent.


Rev.(2/94)

                                                                Form 1185 - B-23

d.   Annuity Contracts - New LNL annuities

     1)   Individual Variable Annuity (Multi-Fund) Contracts

          I. Tax Sheltered {403(b)} and Deferred Compensation (457 plans only) Markets

               For each sale of a periodic payment Multi-Fund Contract in these markets a commission shall be paid on the expected recurring annualized premium (not to exceed $9,500) upon receipt of the first periodic payment. In addition, a commission shall be paid on each deposit as it is received under the contract during the first contract year. In the second and subsequent contract years, service fees shall be paid on deposits as received in each contract year. The commission/service fee rates are:


================================================================================
                                                               Cash Flow
      Cash Flow
                                  Commission Rate On         Rate on First
 Rate on Deposits in
                  Contract        Annualized Premium       $9,500 of Deposits
 Excess of $9,500 in
                 Issue Age           Up to $9,500        In each Contract Year
  Each Contract Year

--------------------------------------------------------------------------------

  4%              54 or Below             4%                     2.25%

--------------------------------------------------------------------------------
  4%              55 or Above             0%                     3.25%

================================================================================


          II.  All Other Markets

               For each sale of a periodic payment Multi-Fund Contract a commission of 4% shall be paid on each deposit as it is received under the contract during the first contract year. In second and subsequent contract years, service fees of 4% shall be paid on each deposit as it is received under the contract.

     2)   Individual Fixed Annuity (IFA) Contracts

          I.   Tax Sheltered Annuity {403(b)} Market

               For each sale of a periodic payment IFA Contract in this market a commission shall be paid on the expected recurring annualized premium (not to exceed $9,500) upon receipt of the first periodic payment. In addition, a commission shall be paid on each deposit as it is received under the contract during the first contract year. In the second and subsequent contract years, service fees shall be paid on deposits as received in each contract year. The commission/service fee rates are:


================================================================================
                                                               Cash Flow
      Cash Flow
                                  Commission Rate On         Rate on First
 Rate on Deposits in
                  Contract        Annualized Premium       $9,500 of Deposits
 Excess of $9,500 in
                 Issue Age           Up to $9,500        In each Contract Year
  Each Contract Year

--------------------------------------------------------------------------------

  3%           54 or Below                4%                     1.50%

--------------------------------------------------------------------------------
  3%           55 or Above                0%                     2.50%

================================================================================


          II.  All Other Markets

               For each sale of a periodic payment IFA Contract a commission of 3% shall be paid on each deposit as it is received under the contract during the first contract year. In second and subsequent contract years, service fees of 3% shall be paid on each deposit as it is received under the contract.

     3)   Group Fixed Annuity (GFA) Contracts

          I.   Deferred Compensation (457 plans only) Market

               For each sale of a periodic payment GFA Contract in this market a commission equal to 4% of the expected recurring annualized premium (not to exceed $9,500) shall be paid upon the receipt of the first periodic payment. In addition, a commission of 1.50% shall be paid on each deposit up to $9,500 as it is received under the contract during the first contract year and a commission of 3% shall be paid on each deposit in excess of $9,500 as it is received under the contract during the first contract year. In the second and subsequent contract years, service fees of 1.50% shall be paid on the first $9,500 of deposits as received in each contract year and service fees of 3% shall be paid on deposits in excess of $9,500 as received in each contract year.

          II.  All Other Markets

               For each sale of a periodic payment GFA contract commission of 3% shall be paid on each deposit as it is received under the contract during the first contract year. In second and subsequent contract years, service fees of 3% shall be paid on each deposit as it is received under the contract.

Rev. (2/94)

B-24 - Form 1185

     4)   Group Fixed Annuity (GFA) Rolling Surrender Charge Contracts

          I.   Deferred Compensation Market

               For each sale of a periodic payment GFA Rolling Surrender Charge Contract commission of 2.25% shall be paid on each deposit as it is received under the contract during the first contract year. In second and subsequent contract years, service fees of 2.25% shall be paid on each deposit as it is received under the contract.

     5)   American Legacy Annuity Contracts

          I. The American Legacy Individual Annuity Contracts (ALA-I) - Tax Sheltered Annuity {403(b)} and Deferred Compensation (457 plans only) Markets

               For each sale of an ALA-I Contract in these markets, a commission of 2.00% shall be paid on each deposit as it is received under the Contract during the first contract year. In the second and subsequent contract years, service fees of 2.00% shall be paid on each deposit as it is received under the Contract. Additional asset-based service fees equal to 0.25% on an annual basis shall be paid quarterly in the second and subsequent contract years on the value of all deposits which have been in the Contract for fifteen months or more at the time of payment.

          II. The American Legacy Individual Annuity Contracts (ALA-I) - All Other Markets

               For each sale of an ALA-I Contract in these markets a commission of 2.50% shall be paid on each deposit as it is received under the Contract during the first contract year. In the second and subsequent contract years, service fees of 2.50% shall be paid on each deposit as it is received under the Contract. Additional asset-based service fees equal to 0.25% on an annual basis shall be paid quarterly in the second and subsequent contract years on the value of all deposits which have been in the Contract for fifteen months or more at the time of payment.

          III. American Legacy-II Individual Annuity (ALA-II) Contracts

               According to the following table, a commission shall be paid on each deposit as it is received under the Contract:


                        Annuitant's Age at Issue       Commission Rate
                        ----------------------------------------------
                               80 or Below                  3.00%
                               81 or Above                  1.75%


               Additional asset-based service fees equal to 0.25% on all annual basis shall be paid quarterly in the second and subsequent contract years on the value of all deposits which have been in the Contract for fifteen months or more at the time of payments.

          IV.  ALA-I and ALA-II Contracts

               With respect to each contract year's purchase payments, an annual 2.24% (0.30% for American Legacy II) persistency bonus will be paid on any "Increased Guaranteed Minimum Death Benefit" amount as defined in the annuity Contract. The first bonus will be payable at the time the guaranteed minimum death benefit is adjusted, which will be on the seventh contract anniversary of each such purchase payment. Subsequent bonus payments will be made for the next seven years on each applicable contract anniversary date, provided the Contract remains in effect.

               The amount of each bonus payment will remain constant during the period unless the "Increased Guaranteed Minimum Death Benefit" amount is reduced due to withdrawals. Withdrawals are applied to reduce the "Increased Guaranteed Minimum Death Benefit" amount on a first-in first-out basis, so subsequent bonus payments would be reduced accordingly. The persistency bonus will not be paid on Contracts that have been annuitized.

          V.   American Legacy Group II (ALG-II) Annuity Contracts

               For each sale of an AGL-II contract, a commission of 1.75% shall be paid on each deposit as it is received under the Contract during the first contract year. In the second and subsequent contract years, service fees of 1.75% shall be paid on each deposit as it is received under the Contract. Additional asset-based service fees equal to 0.25% on an annual basis shall be paid quarterly in second and subsequent contract years on the value of all deposits which have been in the Contract for fifteen months or more at the time of payment.

          VI. American Legacy Retirement Investment Plan (AL-RIP) Annuity Contracts

               For each sale of an AL-RIP Contract, a commission of 1.80% shall be paid on each deposit as it is received under the Contract during the first contract year. In the second and third contract years, a service fee of 1.20% shall be paid on each new deposit as it is received under the Contract. An asset-based service fee equal to 0.25% on an annual basis shall be paid quarterly in the fourth and subsequent contract years on the value of all deposits in the Contract at the time of payment.


Rev. (11/96)

                                                                Form 1185 - B-25

     6) Single Payment Contracts, Flexible Premium Contracts and Lump Sum Deposits to Periodic Payment Contracts (A Lump Sum Deposit shall be defined as a non-recurring amount in excess of the expected recurring annualized premium which is clearly identified as a lump sum deposit when submitted and which is submitted separately from the regular salary reduction deposits.)

          (a)  Periodic Multi-Fund Contracts (MF-1)                       4.00%

          (b)  Single/Flexible Premium Multi-Fund Contracts (MF-2)        4.00%

          (c)  Modified Single/Flexible Premium Multi-Fund
               Contracts (MF-3)                                           3.00%

          (d)  Periodic Individual Fixed Annuity Contracts (IFA-1)        4.00%

          (e)  Single/Flexible Premium Individual Fixed Annuity
               Contracts (IFA-2)                                          4.00%

          (f)  Modified Single/Flexible Premium Individual Fixed
               Annuity Contracts (IFA-3)                                  3.00%

          (g)  Group Fixed Annuity Contracts                              3.00%

          (h)  Single Premium Immediate Fixed Annuity Contracts           3.00%*

          (i)  Single Premium Immediate Variable Annuity Contracts
                 Non Life Contingent Option
                   3-10 Years Designated Period                           1.50%*
                   11 + Years Designated Period                           3.00%*
                 Life Contingent Option                                   3.00%*

          For Lump Sum deposits to Periodic Payment Contracts {d(9)(a) and d(9)(d)}, a 1% chargeback will apply on contracts annuitized within the first twelve months after the lump sum is received. For Flexible Premium Contracts {d(9)(b) and d(9)(e)}, a 1% chargeback will apply to all purchase payments annuitized within twelve months after they are deposited into the contract.

          * Indicates standard commission paid on non-Lincoln National annuity funds. The commission on contracts purchased with Lincoln National annuity funds will depend on the duration of the existing Lincoln National annuity contracts and the surrender charge schedule, if any, in effect.

      7)  Chargebacks on Single Payment Contracts and Flexible Premium Contracts

          The commissions shown in d(9)b-c and d(9)e-g, are subject to a chargeback for contracts issued to annuitants age 81 and older. The chargeback applies at the death of the annuitant according to the following schedule:


                                           PRODUCT

          =====================================================================
                 Death in        d(9)b & d(9)e    d(9)c & d(9)f       d(9)g
               Contract Year
          ---------------------------------------------------------------------
                    1                4.00%             3.00%           3.00%
          ---------------------------------------------------------------------
                    2                4 00              3.00            3.00
          ---------------------------------------------------------------------
                    3                4.00              3.00            3.00
          ---------------------------------------------------------------------
                    4                2.00              2.00            1.50
          ---------------------------------------------------------------------
                    5                2.00              2.00            1.50
          ---------------------------------------------------------------------
                6 or more              0                 0               0
          =====================================================================

      8)  Selling Agents

          Where, in the judgment of LNL, one or more agents has performed extraordinary services in the procurement, solicitation and/or servicing of a Group, LNL may require other agents enrolling participants thereunder to share a specified portion of the commissions payable under this section with the agents who have performed such services. Such agents shall be referred to as "selling agents." LNL may discontinue commissions and service fees to the selling agent if in the judgment of LNL, the selling agent is no longer actively servicing the Group.


Rev. (10/95)

B-26 - Form 1185

     12)  Resumption of Contributions

          If a new agent is involved in the resumption of contributions from paid-up, terminated or cancelled contracts, or after a participant changes employers, LNL reserves the right to pay a portion or all future commissions/service fees to the new agent.

     13)  Service Fees

          While this contract is in force, for each contract year subsequent to the first in which the Agent continues to actively service the annuity contract, the Agent will be eligible to receive service fees on annual recurring deposits received in each contract year, except as indicated in subsection d(6). LNL shall be the sole judge of whether the Agent continues to actively service the annuity contract and is entitled to receive service fees and commissions on the contract.

     14) The Agent's commission account may be charged with any loss resulting from the Agent's actions which are not in accordance with the client's instructions. These actions would typically be failure to promptly notify LNL of a change requested by the client or submitting incorrect instructions.

     15) With the prior notification to the Agent by LNL, the Agent may receive compensation at rates different than those shown above. Submission of business subsequent to such notification constitutes acceptance of the commission modification.



Rev. (2/94)
                                                                Form 1185 - B-27

e.   Pension Investment Group Annuity Contracts

     1) The following schedules show the basic commission rates applicable to certain group annuity contracts. Where applicable, contract year shall be as defined in the specific group annuity contract.

     2)   Contract Types

          I.   Lincoln Life Director(TM) Contract

               Various commission schedules are available based on the level of services provided and the fee structure contained in the specific Lincoln Life Director(TM) contract. The schedule used with each case will be subject to LNL's approval.


                              NET RATE ALLOCATED
                              ------------------

                                            Deposit Based
                                              Commission

                           Schedule 1.            3%
                           Schedule 2.            2%

                                             Asset Based
                                              Commission

                           Schedule 3.           .50%
                           Schedule 4.           .25%

                                   ALLOCATED
                                   ---------

                  Deposit Based               Asset Based               Deposit
Based   Asset Based
                  Commission                  Commission                Years 1
& 2      Years 3+
     Schedule 3.      3%         Schedule 7.     0.50%     Schedule 10.       2%
     0.25%
     Schedule 4.      2%         Schedule 8.     0.25%     Schedule 11.
1%/1/        0.25%/2/
     Schedule 5.      1%         Schedule 9.     0.00%     Schedule 12.       1%
0.35%.
     Schedule 6.      0%

                                  UNALLOCATED
                                  -----------

                  Deposit Based               Asset Based                 Deposit
Based   Asset Based
                  Commission                  Commission                Years 1
& 2      Years 3+
     Schedule 13.     4%         Schedule 18.    0.50%     Schedule 21.      2%
         0.25%
     Schedule 14.     3%         Schedule 19.    0.25%     Schedule 22.
1%/1/        0.25%/2/
     Schedule 15.     2%         Schedule 20.    0.00%     Schedule 23.      1%
         0.35%
     Schedule 16.     1%
     Schedule 17.     0%

/1/  Deposit Based Year 1
/2/  Asset Based Years 2+

     Rev. (4/96)

B-28 - Form 1185

                             UNALLOCATED GRADED I
                             --------------------

                                 DEPOSIT BASED

        Schedule 24       $        0 - $   50,000       3.00%
                              50,000 -    100,000       2.00%
                             100,000 -    200,000       1.00%
                             200,000 -    500,000       0.50%
                             500,000 -  1,000,000       0.20%
                                OVER -  1,000,000       0.10%

                                  ASSET BASED

        Schedule 25       $        0 - $  250,000       0.50%
                             250,000 -    500,000       O.30%
                             500,000 -  1,000,000       0.25%
                           1,000,000 -  3,000,000       0.20%
                           3,000,000 -  5,000,000       0.15%
                                OVER -  5,000,000       0.10%

        Schedule 26        No Commission.

                             UNALLOCATED GRADED II
                             ---------------------
                              Minimum $1,000,000
                              First Year Deposit

                                 DEPOSIT BASED

        Schedule 27       $        0 - $1,000,000       1.00%
                                OVER -  1,000,000       0.50%

                                  ASSET BASED

        Schedule 28       $        0 - $1,000,000       0.40%
                           1,000,000 -  3,000,000       0.20%
                           3,000,000 -  5,000,000       0.15%
                                OVER -  5,000,000       0.10%

     For each of the above deposit based commission schedules, the applicable schedule shall apply to the total deposits received during each contract year. For each of the above asset based commission schedules the rates shown are annual rates, and the applicable schedule shall apply to the assets in the Lincoln Life Director(TM) contract during each contract year.


Rev. (10/95)

                                                                Form 1185 - B-29

     II.  DC Manager

          The Agent may elect to receive commissions under any one of the following schedules:

          Schedule 1 5% commission paid on first year deposits as they are received. Asset-based service fees equal to .5% on an annual basis shall be paid quarterly in the second and subsequent contract years on the average assets in the contract during the contract year.

          Schedule 2    3% commission paid on all deposits as they are received.

          Schedule 3    No commission.


     III. Money Manager

                          Deposits               Commission Rate
                                                  Deposit Based

                   $        0 - $   25,000             2.50%
                       25,000 -     50,000             1.00%
                       50,000 -    100,000             0.70%
                      100,000 -    500,000             0.50%
                      500,000 -  1,000,000             0.20%
                         OVER -  1,000,000             0.10%

          The above schedule shall apply to the total deposits received during each contract year.


     IV.  Money Manager II

                          Deposits               Commission Rate
                                                  Deposit Based

                   $        0 - $   50,000             3.00%
                       50,000 -    100,000             2.00%
                      100,000 -    200,000             1.00%
                      200,000 -    500,000             0.50%
                      500,000 -  1,000,000             0.20%
                    1,000,000 -  2,000,000             0.10%
                      --------------------             ----
                         OVER -  2,000,000             0.00%

          The above schedule shall apply to the total deposits received during each contract year.


     Rev. (10/95)

B-30 - Form 1185

     V. Target Funding, Target Plus, Money Builder, Target Return Annuity Contract, Capital Funding Agreement, Focused Funding, Insured Funding I, Insured Funding II, Insured Funding III, Insured Funding IV, Earnings Plus and any contract made available in the future unless a different schedule exists for a specific contract type.

                        Deposits                Commission Rate

                      $0 - $5,000,000               0.20%
                    OVER -  5,000,000               0.10%

          The above schedule shall be applied to the total deposits received over the duration of each contract.

     VI. Deposit Administration Group Annuity, Group Annuity Investment Contract, Pension Annuity Investment Contract and Immediate Participation Guarantee Contracts.


                                          Contracts Eff.   Contracts Eff.
                 Deposits                 After 7/1/78      Prior 7/1/78
                                         Commission Rate  Commission Rate

         $        0 - $   50,000              1.30%             1.00%
             50,000 -    100,000              0.40%             0.40%
            100,000 -    500,000              0.40%             0.40%
            500,000 -  1,000,000              0.20%             0.20%
          1,000,000 -  2,000,000              0.10%             0.10%
          2,000,000 -  5,000,000              0.05%             0.10%
               OVER -  5,000,000              Refer to Home Office


          The above schedule shall apply to the total deposits received during each contract year.


3) While this contract is in force and while the Agent continues to actively service the group annuity contract, the Agent shall be eligible to receive commissions based on the appropriate schedule above. LNL may or may not rely on instructions from a client, and LNL shall be the sole judge of whether the Agent is entitled to receive commissions on the contract.

4) LNL has the right to not pay commissions on assets transferred from any other product by LNL.

5) With the prior written approval of the Agent and LNL, the Agent may receive commissions at rates different than those expressed in the above schedules. If the amount payable is more than would be payable using the appropriate schedules, the Agent must notify the owner of the contract in writing of such fact before LNL shall agree to pay said commission. Further, LNL and the Agent will agree in writing to waive the above schedule and state the terms of the mutually agreed schedule.

6) LNL has the right to charge the Agent for any commissions paid on deposits withdrawn within 90 days of the deposit date.


Rev. (10/95)

                                                                Form 1185 - B-31

     f.   Production Bonus

          The PRODUCTION BONUS for a given calendar year will be based on the ELIGIBLE COMMISSIONS earned during that calendar year and will be paid in a lump sum during the first quarter of the following year. The agent must have an active contract with LNL at the time of payment to receive a PRODUCTION BONUS.

          ELIGIBLE COMMISSIONS earned in a given calendar year are the sum of the first year commissions on the commission statements for the agent for that calendar year and identified as Individual Products (excluding Long Term Care, Moneyguard and Spectrum EG).

          If the effective date of contract is prior to July 1 of the initial calendar year, a prorated PRODUCTION BONUS will be calculated as follows (the result of each step is the input for the next step):

               (1.) Multiply the ELIGIBLE COMMISSIONS by 12;

               (2.) Divide by the number of months contract was in force that year;

               (3.) Calculate the PRODUCTION BONUS using the formula given below;

               (4.) Multiply by the number of months used in (2);

               (5.) Divide by 12.

          If the effective date of contract is July 1, or later, of the initial calendar year, no PRODUCTION BONUS will be calculated or paid for the first initial calendar year. Instead, all ELIGIBLE COMMISSIONS earned in the initial calendar year will be added to the ELIGIBLE COMMISSIONS earned in the next calendar year and the sum will be used for the first PRODUCTION BONUS calculation. The eligible commission level will be the amount required for the first full calendar year.

          If the agent is a Corporate agent containing more than one individual holding an agent's contract with LNL, the PRODUCTION BONUS for the agent is the sum of the PRODUCTION BONUSES calculated for the individual members separately. That is, the PRODUCTION BONUS for each individual member will be calculated using his/her ELIGIBLE COMMISSIONS and the sum of the PRODUCTION BONUSES for all individual members will be paid to the Corporate agent.

          The PRODUCTION BONUS formula is:

          ----------------------------------------------------------------------
             Eligible Commissions*                Production Bonus
          ----------------------------------------------------------------------
               $ 25,000 - 49,999          40% on excess over  20,000 +  4,450
          ----------------------------------------------------------------------
                 50,000 - 99,999          45% on excess over  50,000 + 16,450
          ----------------------------------------------------------------------
                100,000 and over          50% on excess over 100,000 + 38,950
          ----------------------------------------------------------------------

           * The Agent must have Eligible Commissions which equal or exceed the minimum amount stated above for a given calendar year to be eligible for a Production Bonus for that year. In addition, the agent must have an affiliation with an RMO to be eligible for Production Bonus.


  Rev. (10/95)

B-32 - Form 1185

9. Persistency Bonus

There will be separate PERSISTENCY BONUSES for Individual Life business and Personal and Business Disability Income business. For a given calendar year each PERSISTENCY BONUS will be based on the ELIGIBLE ANNUALIZED INDIVIDUAL LIFE PREMIUM or the ELIGIBLE ANNUALIZED DISABILITY PREMIUM, respectively, and paid during the first quarter of the following year.

ELIGIBLE ANNUALIZED INDIVIDUAL LIFE PREMIUM for a given calendar year is the sum, at the end of that year, of all annualized premium on Individual Life business (excluding Universal Life, Single Premium Whole Life, Paid-Up Additions Purchase Rider, Lincoln Life 10 Year Term and Lincoln Life Renewing Term.) then in force, written under this contract and which was issued by LNL during the second prior calendar year.

ELIGIBLE ANNUALIZED DISABILITY PREMIUM for a given calendar year is the sum, at the end of that year, of all annualized premium on Personal and Business Disability Income business (excluding Return of Premium Rider) then in force, written under this contract and which was issued by LNL during the second prior calendar year.

To receive either PERSISTENCY BONUS, the Agent must have an active career agent's contract with LNL at the time of payment.

If the Agent is a Corporate Agent containing more than one individual holding a Agent's contract with LNL, the PERSISTENCY BONUS for the Agent is the sum of the PERSISTENCY BONUSES calculated for the individual members separately. That is, the PERSISTENCY BONUSES of each individual member will be calculated using his/her ELIGIBLE ANNUALIZED INDIVIDUAL LIFE PREMIUM and ELIGIBLE ANNUALIZED DISABILlTY PREMIUM and the sum of the PERSISTENCY BONUSES for all individual members will be paid to the Agent.

The PERSISTENCY BONUS for a given year for Individual Life business is calculated by applying the following schedule to the ELIGIBLE ANNUALIZED INDIVIDUAL LIFE PREMIUM.


--------------------------------------------------------------------------------
     Eligible Annualized Individual              Persistency Bonus
              Life Premium
--------------------------------------------------------------------------------
           $      0 -  9,999                              0%
--------------------------------------------------------------------------------
             10,000 - 14,999             5% on excess over $10,000
--------------------------------------------------------------------------------
             15,000 - 24,999            10% on excess over  15,000 + $   250
--------------------------------------------------------------------------------
             25,000 - 39,999            15% on excess over  25,000 +   1,250
--------------------------------------------------------------------------------
             40,000 - 59,999            20% on excess over  40,000 +   3,500
--------------------------------------------------------------------------------
             60,000 - 79,999            25% on excess over  60,000 +   7,500
--------------------------------------------------------------------------------
             80,000 - 99,999            30% on excess over  80,000 +  12,500
--------------------------------------------------------------------------------
            100,000 and over            35% on excess over 100,000 +  18,500
--------------------------------------------------------------------------------


The PERSISTENCY BONUS for a given year for Personal and Business Disability Income business is calculated by applying the following schedule to the ELIGIBLE ANNUALIZED DISABILITY PREMIUM.



--------------------------------------------------------------------------------
     Eligible Annualized Disability              Persistency Bonus
                Premium
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
           $      0 -  9,999                               0%
--------------------------------------------------------------------------------
             10,000 - 14,999             5% on excess over $ 10,000
--------------------------------------------------------------------------------
             15,000 - 24,999            10% on excess over   15,000 + $   250
--------------------------------------------------------------------------------
             25,000 - 39,999            15% on excess over   25,000 +   1,250
--------------------------------------------------------------------------------
             40,000 - 59,999            20% on excess over   40,000 +   3,500
--------------------------------------------------------------------------------
             60,000 - 79,999            25% on excess over   60,000 +   7,500
--------------------------------------------------------------------------------
             80,000 - 99,999            30% on excess over   80,000 +  12,500
--------------------------------------------------------------------------------
            100,000 and over            35% on excess over  100,000 +  18,500
--------------------------------------------------------------------------------

Rev. (10/95)

                                                                Form 1185 - B-33

SECTION C. SPECIAL PROVISIONS BETWEEN LNC EQUITY SALES CORPORATION ("EQUITY SALES") AND THE AGENT

     1. Vesting

     There is no vesting of commissions payable by Equity Sales to the Agent. No commissions or other amounts shall be payable to the Agent with respect to securities issued pursuant to a payment received by Equity Sales later than one day after termination of the Agent's registration with Equity Sales.

     2. Payments on Existing Customer's Account

     Each payment on an existing customer's account for purchase of securities shall be deemed a new application under this contract. The Agent who obtained the original application shall be entitled to commissions on subsequent payments only so long as the account or customer is assigned to the Agent and the Agent is an active Agent of Equity Sales within the territory in which the applicant resides at the time such payment is made. In the event the applicant's residence is not within the territory assigned to the original Agent, or if the original Agent has terminated, or if the customer or account is no longer assigned to the original Agent, the commissions on such subsequent payment shall thereafter be paid in accordance with the then applicable rules and policies of Equity Sales.

     3. Commissions Payable

     The commission on any security product or service offered by Equity Sales shall be based on meeting certain minimum production requirements. These requirements will be determined and communicated annually. Those agents who meet the minimum requirement will receive fifty percent (50%) of the net concession for that specific product or service. Those agents who do not meet the minimum shall receive forty percent (40%) of the net concession for that specific product or service.

     4. Charges to Agent's Commission Account

     a. Any remissions paid or credited to the Agent by Equity Sales may be charged back to the Registered Representative to the extent that:

          1) such commissions are attributable to the uncompleted portion of a pre-authorized or predated check or draft plan or to a dishonored check or draft or similar instrument, or to an uncompleted military allotment or payroll deduction or similar plan for the systematic purchase of securities;

               or

          2) Equity Sales must return its dealer concession to the issuer or distributor of securities pursuant to any selling group agreement or other legal requirement.

     b. The Agent's commission account may be charged with any loss resulting from a "customer fail" involving a customer account under the Agent's management at the time of the "fail." For purposes of this provision the term "customer fail" shall be the failure of a customer to follow through on an oral commitment to pay for a purchase or deliver securities in settlement of a sale within a period of time specified by regulation, industry practice or policy of Equity Sales.


  Rev. (11/96)

                                                                 Form 1185 - C-1

SECTION D. SPECIAL PROVISIONS BETWEEN LINCOLN NATIONAL HEALTH AND CASUALTY INSURANCE COMPANY AND THE AGENT

     1.   Vesting

     Commissions are payable without regards to termination of the Agent's appointment.

     Service fees are payable in accordance with the applicable schedule only if at the time of payment the Agent maintains, in the opinion of LNH&C, effective control over the continuance of the policy in force.

     2.   Death or Total Disability

     First policy year commissions are payable regardless of age or disablement.

     3.   Compensation Payable

     Commission payable is in accordance with all terms and conditions shown under Section A and Section B 3 b - Group Insurance - of this contract.

     Commissions or service fees with respect to increases in Health and Casualty premium on an existing policy shall be payable to the agent of record at the time of such increase, in accordance with the existing practices of Lincoln National.




Rev. (2/94)
                                                                 Form 1185 - D-1